EXHIBIT 1
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                                                             Conformed Copy



                              FIRST AMENDMENT




          FIRST AMENDMENT, dated as of May 18, 1995 (the "First
Amendment"), to the Stock Option Agreement, dated as of April 20, 1995 (the "Option Agreement"), between BRUNO'S, INC., an Alabama Corporation (the "Company"), and CRIMSON ACQUISITION CORP., an Alabama corporation
("Newco"). Terms used herein that are defined in the Option Agreement are used herein as so defined.

          WHEREAS, Newco and the Company desire to make certain amendments to the Option Agreement, as provided herein below.

          NOW THEREFORE, in consideration of the premises and the mutual covenants set forth below, the parties hereto agree as follows:

          SECTION 1.  Amendment to Section 1.3(a).  Section 1.3(a) of the
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Option Agreement is hereby amended by changing the amount "12.50" appearing therein to "12.00".

          SECTION 2.  Effective Date; Continued Effectiveness.  (a)  Each
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of the parties hereto agrees that the amendments to the Option Agreement contained herein shall be effective upon execution of this Amendment by each party hereto.

          (b) Except as amended by the foregoing, the Option Agreement shall continue in full force and effect.

          SECTION 3.  Counterparts.  This Amendment may be executed in one
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or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 4.  Governing Law.  This Amendment shall be governed by,
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and construed in accordance with, the laws of the State of Alabama, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.



































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          IN WITNESS WHEREOF, Newco and the Company have caused this First
Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              CRIMSON ACQUISITION CORP.


                              By:/s/ Paul E. Raether
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                                 Name:  Paul E. Raether
                                 Title: Chief Executive Officer


                              BRUNO'S, INC.


                              By:/s/ Ronald G. Bruno
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                                 Name:  Ronald G. Bruno
                                 Title: Chairman and Chief
                                        Executive Officer